UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2006

CASCADE ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900, Beverly Hills, CA, 90212

(Address of principal executive offices and Zip Code)

(310) 300-4063

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2006, we appointed Gordon Samson as our chief financial officer and to our board of directors.

Mr. Samson is an accredited accountant with approximately 20 years of experience in the financial arena.  From April 1997 to March 2000, Mr. Samson was an Account Manager and Investment Advisor with Global Securities Corporation and provided controller services to  a variety of publicly held companies.  From March 2000 to November 2000, Mr. Samson was a Controller and Consultant for American Resource Managements Consultant, Ltd. and provided CFO services to several companies.  During that time, Mr. Samson was on the Board of Directors of Manu Forti Group, Inc. (OTCBB - "MNFG"), Data Fortress Systems Group, Ltd. (OTCBB - "DFGRF") and CYOP Systems International, Inc. (OTCBB - "CYOI") among others.  From November 2000 to April 2001, Mr. Samson was a Corporate Finance Associate with Moore Consulting Services, Inc. and provided operational, due diligence, and business plan services for corporate and business sponsor use.  Subsequent to that time, Mr. Samson has provided contract CFO services to a variety of companies.

Our board of directors currently consists of Messrs. William Scott Marshall, Christopher G. Foster, Dane Brown and Gordon Samson.

Item 9.01 Financial Statements and Exhibits

10.1 Consulting Agreement between our company and Gordon Samson.

99.1 Press Release dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY INC.

/s/ Dane Brown

By: Dane Brown

Vice President, Corporate Development and Director

Date: February 10, 2006